Exhibit 3.2

RESTATED BYLAWS

OF

SURMODICS, INC.

As amended August 27, 2024

ARTICLE 1.

OFFICES

1.1) Offices. The corporation may have offices at such places within or without the State of Minnesota as the Board of Directors shall from time to time determine or the business of the corporation requires.

ARTICLE 2.

MEETINGS OF SHAREHOLDERS

2.1) Annual Meeting. The annual meeting of the shareholders of the corporation entitled to vote shall be held at the principal office of the corporation or at such other place, within or without the State of Minnesota, as is designated by the Board of Directors, subject to Section 2.8, at such time on such day of each year as shall be determined by the Board of Directors or by the Chief Executive Officer.

2.2) Special Meetings. Special meetings of the shareholders entitled to vote shall be called by the Secretary at any time upon request of the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or two or more members of the Board of Directors, or upon request by shareholders holding ten percent or more of the voting power of all shares entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by shareholders holding not less than 25 percent of the voting power of all shares entitled to vote).

2.3) Notice of Meetings. There shall be given to each shareholder entitled to vote, at such shareholder’s address as shown by the books of the corporation, a notice setting out the place, date and hour of the annual meeting or any special meeting, which notice shall be given at least five days prior to the date of the meeting; provided, that (i) notice of a meeting at which a plan of merger or exchange is to be considered shall be delivered to all shareholders of record, whether or not entitled to vote, at least 14 days prior thereto, (ii) notice of a meeting at which a proposal to dispose of all, or substantially all, of the property and assets of the corporation is to be considered shall be delivered to all shareholders of record, whether or not entitled to vote, at

‑1 ‑

least ten days prior thereto, and (iii) notice of a meeting at which a proposal to dissolve the corporation or to amend the Articles of Incorporation is to be considered shall be delivered to all shareholders of record, whether or not entitled to vote, at least ten days prior thereto. Notice of any special meeting shall state the purpose or purposes of the proposed meeting. Notice may be given to a shareholder by means of electronic communication if the requirements of Minnesota Statutes Section 302A.436, Subdivision 5, as amended from time to time, are met. Notice to a shareholder is also effectively given if the notice is addressed to the shareholder or a group of shareholders in a manner permitted by the rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), so long as the corporation has first received the written or implied consent required by those rules and regulations. Attendance at a meeting by any shareholder, without objection in writing by the shareholder, shall constitute the shareholder’s waiver of notice of the meeting.

2.4) Quorum and Adjourned Meetings. The holders of a majority of all shares outstanding and entitled to vote, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting of the shareholders. The presiding officer at any meeting of the shareholders shall have the power to adjourn the meeting from time to time, whether or not a quorum is present, without notice other than announcement at the meeting. At such adjourned meetings at which the required amount of voting shares shall be represented, any business may be transacted which might have been transacted at the original meeting.

2.5) Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by such shareholder. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors. Each shareholder shall have one vote for each share having voting power standing in the shareholder’s name on the books of the corporation. All elections shall be determined and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as shall otherwise be required by statute, the Articles of Incorporation or these Bylaws. Directors shall be elected by a plurality of the votes cast by holders of shares entitled to vote thereon.

2.6) Record Date. The Board of Directors (or an officer of the corporation, if so authorized by the Board of Directors) may fix a time, not exceeding 60 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed.

2.7) Business Conducted at a Meeting of Shareholders. The business conducted at a special meeting of shareholders is limited to the purposes stated in the notice of the special meeting. At an annual meeting of shareholders, only such business (other than the nomination and election of directors, which is subject to Section 3.11) may be conducted as is appropriate for consideration at the meeting and as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder who (1) was a shareholder of record at the time of giving the notice required by this Section 2.7, (2) is a shareholder of record at the time of the meeting, (3) is entitled to vote at the meeting, and (4) complies with the procedures set forth in this Section 2.7.

(a) For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to the Secretary, or mailed and received at the principal executive office of the corporation, not less than 90 days before the first anniversary of the date of the preceding year’s annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, notice by a shareholder is timely only if so delivered or so mailed and received not less than 90 days before the annual meeting or, if later, within ten days after the first public announcement of the date of the annual meeting. Except to the extent otherwise required by law, the adjournment of an annual meeting of shareholders will not commence a new time period for the giving of a shareholder’s notice as required above.

(b) A shareholder’s notice to the corporation must set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and the name and address of any beneficial owners on whose behalf the proposal is made, (iii) (A) the class or series (if any) and number of shares of the corporation that are beneficially owned by the shareholder or any such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) owned beneficially by such shareholder or any such beneficial owner and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or any such beneficial owner has a right to vote any shares of the corporation, (D) any short interest in any security of the corporation (for purposes of these Bylaws, a person shall be deemed to have a “short interest” in a security if such person has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) owned beneficially by such shareholder or any such beneficial owner, (E) any rights to dividends on the shares of the corporation owned beneficially by such shareholder or any such beneficial owner that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such shareholder or any such beneficial owner is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or such beneficial owner’s immediate family sharing the same household (which information called for by this Section 2.7(b)(iii) shall be supplemented by such shareholder not later than ten days after the record date for the meeting to disclose such ownership as of the record date), (iv) any material interest of the shareholder or any such beneficial owner in such business, (v) a representation that the shareholder intends to appear in person or by proxy at the meeting to make the proposal, and (vi) a representation regarding whether the shareholder or any such beneficial owner intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding shares required to adopt the proposal or otherwise to solicit proxies from shareholders in support of the proposal.

(c) The presiding officer at such meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures described in this Section 2.7 and, if the presiding officer so determines, any such business not properly brought before the meeting shall not be transacted.

(d) For purposes of this Section 2.7 and Section 3.11, “public announcement” means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when contained in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act, or (iii) when given as the notice of the meeting pursuant to Section 2.3.

(e) With respect to this Section 2.7 and Section 3.11, a shareholder must also comply with all applicable requirements of Minnesota law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.7 and Section 3.11.

(f) This Section 2.7 does not apply to any shareholder proposal made pursuant to Rule 14a-8 promulgated under the Exchange Act. The requirements, procedures, and notice deadlines of Rule 14a-8 shall govern any proposal made pursuant thereto.

2.8) Remote Communications.

(a) The Board of Directors may determine that shareholders not physically present in person or by proxy at an annual or special meeting of the shareholders may, by means of remote communication, participate in a meeting of shareholders held at a physical place.

(b) The Board of Directors may determine that any annual or special meeting of the shareholders shall not be held at a physical place but instead shall be held solely by means of remote communication.

(c) In the case of a determination of the Board of Directors under Section 2.8(a) or (b), a shareholder’s participation by remote communication shall constitute presence at the meeting for all purposes.

2.9) Conduct of Meetings. Each meeting of shareholders shall be presided over by the Chairman of the Board, the Chief Executive Officer or such other officer of the corporation as the Board of Directors shall designate. The Board of Directors shall be entitled to make such rules and regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the presiding officer of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such officer are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies and such other persons as the presiding officer shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot, and restricting the use of cell phones, audio or video recording devices and similar devices at the meeting. Unless and to the extent determined by the Board of Directors or the presiding officer, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE 3.

DIRECTORS

3.1) General Powers. The property, affairs and business of the corporation shall be managed by a Board of Directors.

3.2) Number, Term, Election and Qualifications. At each annual meeting the shareholders shall determine the number of directors, which shall be not less than three; provided, that between annual meetings the authorized number of directors may be increased by the shareholders or Board of Directors or decreased by the shareholders. However, notwithstanding the foregoing no increase or decrease in the number of directors may be effected except according to the further provisions contained in this Section 3.2. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1999 Annual Meeting of Shareholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of the shareholders beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, or until his or her resignation or removal from office. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain, as nearly as possible, an equal number of directors in each class. In the event an increase or decrease makes it impossible to maintain an equal number of directors in each class, increases shall be allocated to the class or classes with the longest remaining term, and decreases shall be allocated to the class with the shortest remaining term. Any director elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no event will a decrease in the number of directors result in the elimination of an entire class of directors, cause any class to contain a number of directors two or more greater than any other class, or shorten the term of any incumbent director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. No amendment to these Bylaws shall alter, change or repeal any of the provisions of this Section 3.2 unless the amendment effecting such alteration, change or repeal shall receive the affirmative vote of the holders of two-thirds of all shares of stock of the corporation entitled to vote on all matters that may come before each meeting of shareholders.

3.3) Vacancies. Vacancies on the Board of Directors shall be filled by the remaining members of the Board, though less than a quorum; provided that newly created directorships resulting from an increase in the authorized number of directors shall be filled by two-thirds of the directors serving at the time of such increase. Persons so elected shall be directors until their successors are elected by the shareholders, who may make such election at their next annual meeting or at any special meeting duly called for that purpose.

3.4) Quorum and Voting. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business except that when a vacancy or vacancies exist, a majority of the remaining directors (provided such majority consists of not less than two directors) shall constitute a quorum. Except as otherwise provided in the Articles of Incorporation or these Bylaws, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

3.5) First Meeting. As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization and transaction of other business,

at the place where the shareholders’ meeting is held or at the place where regular meetings of the Board of Directors are held. No notice of such meeting need be given. Such first meeting may be held at any other time and place specified in a notice given as hereinafter provided for special meetings or in a waiver of notice signed by all the directors.

3.6) Regular Meetings. Regular meetings of the Board of Directors shall be held from time to time at such date, time and place (i) as may from time to time be fixed by resolution adopted by a majority of the entire Board of Directors, or (ii) as has been announced at a previous meeting of the Board of Directors. No notice need be given of any regular meeting.

3.7) Special Meetings. Special meetings of the Board of Directors may be held at such date, time and place as may be designated in the notice or the waiver of notice of the meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or by any two directors. Unless notice shall be waived by all directors, notice of such special meeting (including a statement of the purposes thereof) shall be given to each director at least 24 hours in advance of the meeting. Attendance at a meeting by any director, without objection in writing by the director, shall constitute a waiver of notice of such meeting.

3.8) Compensation. Directors who are not salaried officers of the corporation shall receive such fixed sum per meeting attended or such fixed annual sum as shall be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

3.9) Executive Committee. The Board of Directors may, by unanimous affirmative action of the entire Board, designate two or more of its number to constitute an Executive Committee, which, to the extent determined by unanimous affirmative action of the entire Board, shall have and exercise the authority of the Board in the management of the business of the corporation. Any such Executive Committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.

3.10) Removal. Directors may be removed only for cause by vote of the shareholders or for cause by vote of a majority of the entire Board of Directors. No amendment to these Bylaws shall alter, change or repeal any of the provisions of this Section 3.10 unless the amendment effecting such, alternation, change or repeal shall receive the affirmative vote of the holders of two-thirds of all shares of stock of the corporation entitled to vote on all matters that may come before each meeting of shareholders.

3.11) Director Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section 3.11 are eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder who (1) was a shareholder of record at the time of giving the notice required by this Section 3.11, (2) is a shareholder of record at the time of the meeting, (3) is entitled to vote for the election of directors at the meeting, and (4) complies with the procedures set forth in this Section 3.11.

(a) Nominations by shareholders must be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder’s notice of nominations to be made at an annual meeting of shareholders must be delivered to the Secretary, or mailed and received at the principal executive office of the corporation, not less than 90 days before the first anniversary of the date of the preceding year’s annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, notice by a shareholder is timely only if so delivered or so mailed and received not less than 90 days before the annual meeting or, if later, within ten days after the first public announcement of the date of the annual meeting. If a special meeting of shareholders is called in accordance with Section 2.2 for the purpose of electing one or more directors, for a shareholder’s notice of nominations to be timely it must be delivered to the Secretary, or mailed and received at the principal executive office of the corporation, not less than 90 days before the meeting or, if later, within ten days after the first public announcement of the date of the meeting. Except to the extent otherwise required by law, the adjournment of an annual or special meeting will not commence a new time period for the giving of a shareholder’s notice as described above.

(b) A shareholder’s notice to the corporation of nominations for an annual or a special meeting of shareholders must set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) the person’s name, (ii) all information relating to the person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or that is otherwise required, pursuant to Regulation 14A under the Exchange Act , and (iii) the person’s written consent to being named in any proxy materials as a nominee and to serving as a director if elected; and (y) as to the shareholder giving the notice: (i) the name and address, as they appear on the corporation’s books, of the shareholder and the name and address of any beneficial owners on whose behalf the nominations are being made, (ii) the information called for by Section 2.7(b)(iii) hereof, and (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. In addition, each person whom such shareholder proposes to nominate for director shall be required to provide to the Secretary promptly upon request such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the corporation’s directors.

(c) A shareholder who intends to solicit proxies in support of director nominees other than the corporation's director nominees and who has delivered a notice of nomination pursuant to this Section 3.11 shall promptly certify to the corporation, and notify the corporation in writing, that it has complied with or will comply with the requirements of Rule 14a-19 under the Exchange Act, and upon request of the corporation, shall, not later than five business days prior to the date of the applicable meeting of shareholders, deliver to the corporation reasonable evidence of such compliance.

(d) The presiding officer at such meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Section 3.11 and, if the presiding officer so determines, the defective nomination shall be disregarded. Unless otherwise required by law, if any shareholder (i) provides notice pursuant to Rule 14a-19 under the Exchange Act and (ii) subsequently (A) notifies the corporation that such shareholder no longer intends to solicit proxies in support of director nominees other than the corporation’s director nominees in accordance with Rule 14a-19, (B) fails to comply with the requirements of Rule 14a-19, or (C) fails to provide reasonable evidence sufficient to satisfy the corporation that such requirements have been met, then such shareholder’s nominations shall be deemed null and void and the corporation shall disregard any proxies or votes solicited for any nominee proposed by such shareholder.

3.12) Chairman of the Board. The Board of Directors may, in its discretion, elect one of its number as Chairman of the Board. The Chairman shall (a) manage and provide leadership to the Board of Directors, (b) through the Chief Executive Officer, act as a direct liaison between the Board and the management of the Company, and (c) preside at all meetings of the shareholders and of the Board.

3.13) Advance Written Directive. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected

ARTICLE 4.

OFFICERS

4.1) Number and Designation. The Board of Directors shall elect a Chief Executive Officer, a Chief Financial Officer and a Secretary, and may elect or appoint one or more Vice

Presidents and such other officers and agents as it may from time to time determine. Any two or more of the offices may be held by one person.

4.2) Election, Term of Office and Qualifications. No less than annually, the Board shall elect the officers provided for in Section 4.1 and such officers shall hold office until their successors are elected or appointed and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the entire Board of Directors (without prejudice, however, to any contract rights of such officer).

4.3) Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman, Chief Executive Officer or Secretary. The resignation shall take effect at the time specified in the notice and, unless otherwise specified therein, acceptance of the resignation shall not be necessary to make it effective.

4.4) Vacancies in Office. If there be a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors at any regular or special meeting.

4.5) Chief Executive Officer. The Chief Executive Officer shall have general active management of the business of the corporation. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders and Board of Directors. He or she shall see that all orders and resolutions are carried into effect. He or she shall perform all duties usually incident to the office of Chief Executive Officer and such other duties as may from time to time be assigned to him or her by the Board.

4.6) Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the Chief Executive Officer, the Board of Directors may designate a Vice President or Vice Presidents to succeed to the powers and duties of the Chief Executive Officer.

4.7) Secretary. The Secretary shall be secretary of and shall attend all meetings of the shareholders and Board of Directors. He or she shall act as clerk thereof and shall record all the proceedings of such meetings in the minute book of the corporation. He or she shall give proper notice of meetings of shareholders and directors. The Secretary may, with the Chairman of the Board, Chief Executive Officer or Vice President, sign all certificates representing shares of the corporation and shall perform the duties usually incident to such office and such other duties as may be prescribed by the Board of Directors from time to time.

4.8) Chief Financial Officer. The Chief Financial Officer shall keep accurate accounts of all monies of the corporation received or disbursed, and shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time. He or she shall have power to endorse for deposit the funds of the corporation as authorized by the Board of Directors. The Chief

Financial Officer shall render to the Chairman of the Board, Chief Executive Officer and the Board of Directors, whenever required, an account of all of his or her transactions as Chief Financial Officer and statements of the financial condition of the corporation, and shall perform the duties usually incident to such office and such other duties as may be prescribed by the Board of Directors from time to time.

4.9) Other Officers. The Board of Directors may appoint such other officers, agents and employees as the Board may deem advisable. Each officer, agent or employee so appointed shall hold office at the pleasure of the Board and shall perform such duties as may be assigned to such person by the Board, Chairman of the Board or Chief Executive Officer.

ARTICLE 5.

INDEMNIFICATION

5.1) Indemnification of Directors and Officers. To the full extent permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or by other provisions of law, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, wherever brought, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation or by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, shall be indemnified by the corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided, however, that the indemnification with respect to a person who is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall apply only to the extent such person is not indemnified by such other corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this section shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

5.2) Indemnification of Employees and Agents. Each person who is not eligible for indemnification pursuant to Section 5.1 above and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, wherever brought, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an employee or agent of the corporation or by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified by the corporation by action of the Board of Directors to the extent permitted and in accordance with the procedures described by Minnesota Statutes, Chapter 302A, as amended from time to time, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided, however, that the indemnification with respect to a person who is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall apply only to the extent such person is not indemnified by such other corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this section shall continue as to a person who has ceased to be an employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

5.3) Nonexclusivity. The foregoing right of indemnification in the case of a director or officer and permissive indemnification in the case of an agent or employee shall not be exclusive of other rights to which a director, officer, employee or agent may be entitled as a matter of law.

5.4) Advance Payments. To the full extent permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or by other provisions of law, the corporation may pay in advance of final disposition expenses incurred in actions, suits and proceedings specified in Sections 5.1 and 5.2 above.

5.5) Insurance. To the full extent permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or by other provisions of law, the corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person and incurred by such person in such capacity.

ARTICLE 6.

SHARES AND THEIR TRANSFER

6.1) Certificated and Uncertificated Shares.

(a) Form of Shares. The shares of the corporation shall be either certificated shares or uncertificated shares. Each holder of duly issued certificated shares is entitled to a certificate of shares.

(b) Form of Certificates. Each certificate of shares of the corporation shall bear the corporate seal, if any, and shall be signed by the Chief Executive Officer, or the President or any Vice President, and the Chief Financial Officer, or the Secretary or any Assistant Secretary, but when a certificate is signed by a transfer agent or a registrar, the signature of any such officer and the corporate seal upon such certificate may be facsimiles, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the corporation, the certificate may be issued by the corporation, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

(c) Designations. A certificate representing shares issued by the corporation shall, if the corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series.

(d) Uncertificated Shares. The Board of Directors or an officer of the corporation may determine that some or all of any or all classes and series of the shares of the corporation will be uncertificated shares. Any such determination shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation.

6.2) Stock Record. As used in these Bylaws, the term “shareholder” shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. A record shall be kept of the name of the person, firm or corporation owning the stock represented by such certificates respectively, the respective dates thereof and, in the case of cancellation, the respective dates of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled (except as provided for in Section 6.4 of this Article 6).

6.3) Transfer of Shares. Shares of the corporation may be transferred only on the books of the corporation by the holder thereof, in person or by such person’s attorney. In the case of certificated shares, shares shall be transferred only upon surrender and cancellation of certificates for a like number of shares. The Board of Directors, however, may appoint one or more transfer agents and registrars to maintain the share records of the corporation and to effect transfers of shares.

6.4) Lost Certificates. Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in a form and with one or more sureties satisfactory to the Board of Directors of at least double the value, as determined by the Board of Directors, of the stock represented by such certificate in order to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have destroyed or lost.

ARTICLE 7.

GENERAL PROVISIONS

7.1) Fiscal Year. The fiscal year of the corporation shall be established by the Board of Directors.

7.2) Seal. The corporation shall have such corporate seal or no corporate seal as the Board of Directors shall from time to time determine.

7.3) Securities of Other Corporations.

(a) Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting on behalf of the corporation and (iii) to execute a written action in lieu of a meeting of such other company on behalf of this corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

(b) Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other company owned by the corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

ARTICLE 8.

MEETINGS

8.1) Waiver of Notice. Whenever any notice whatsoever is required to be given by these Bylaws, the Articles of Incorporation or any of the laws of the State of Minnesota, a waiver thereof in writing (including via authenticated electronic communication), signed or transmitted by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent to the actual required notice.

8.2) Participation by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and communicate with each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting. The place of the meeting shall be deemed to be the place of origination of the conference telephone call or similar communication technique.

8.3) Authorization Without Meeting. Any action of the shareholders, the Board of Directors, or any lawfully constituted Executive Committee of the corporation which may be taken at a meeting thereof, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose, by all of the directors, or by all of the members of such Executive Committee, as the case may be.

ARTICLE 9.

AMENDMENTS OF BYLAWS

9.1) Amendments. Except as otherwise provided in specific provisions of these Bylaws, these Bylaws may be altered, amended, added to or repealed by the affirmative vote of a majority of the members of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board called for that purpose, subject to the power of the shareholders to change or repeal such Bylaws and subject to any other limitations on such authority of the Board provided by the Minnesota Business Corporation Act.

ARTICLE 10.

EXCLUSIVE FORUM

10.1) Exclusive Forum. Unless the corporation consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the state or federal courts located in Hennepin County, Minnesota shall be the sole and exclusive forums for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Minnesota Business Corporation Act, the Articles of Incorporation, or these Bylaws (as any may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said courts having personal jurisdiction over the indispensable parties named as defendants therein. The existence of any prior consent to the selection of an alternative forum shall not act as a waiver of the corporation’s ongoing consent right as set forth in this Article Ten with respect to any current or future actions or claims.

10.2) Foreign Actions. If any action the subject matter of which is within the scope of this Article Ten is filed in a court other than a state or federal court in the State of Minnesota (a “Foreign Action”) by any shareholder, such shareholder shall be deemed to have consented to: (a) the personal jurisdiction of any and all state or federal courts in the State of Minnesota in connection with any action brought in any such court to enforce this Article Ten; and (b) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

10.3) Severability. If any provision of this Article Ten shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality, and enforceability of such provision in any other circumstance and of the remaining provisions of this Article Ten (including, without limitation, each portion of any sentence of this Article Ten containing any such provision held to be invalid, illegal, or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.